Exhibit 10.41

                      LOAN AGREEMENT AND SECURITY AGREEMENT

     THIS LOAN AND SECURITY AGREEMENT made this 31st day of January, 2001, by and between BANK OF AMERICA, N.A., a national banking association as lender; MAIN STREET AND MAIN INCORPORATED, a Delaware corporation ("MS&M"); CORNERSTONE PRODUCTIONS, INC., a Delaware corporation ("CPI"); MAIN ST. CALIFORNIA, INC., an Arizona corporation ("MSC"); and MAIN ST. MIDWEST, INC., a Kansas corporation ("MSMidwest") (MS&M, CPI, MSL and MSMidwest are hereinafter collectively called "Borrower"); and MAIN ST. CALIFORNIA II, INC., an Arizona corporation ("MSCII"); REDFISH AMERICA, LLC, an Arizona limited liability company ("RA"); and BAMBOO CLUB, INC., an Arizona corporation ("BC") (MSCII, RA and BC are hereinafter collectively called "Guarantor");

     In consideration of the loan or loans described below and the mutual covenants and agreements contained herein, the following terms shall have the meanings set forth with respect thereto:

     NOW, THEREFORE, for and in consideration of Ten Dollars ($10.00) in hand paid, the loans described below and the mutual covenants herein contained, and for good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. DEFINITIONS, TERMS AND REFERENCES.

     1.1 CERTAIN DEFINITIONS. In addition to such other terms as elsewhere defined herein, as used in this Agreement and in any Exhibits, the following terms shall have the following meanings, unless the context requires otherwise:

               "Adjusted Senior Funded Debt to EBITDA" shall mean and refer to the following consolidated ratio for Borrower and Guarantor:

                    "Senior Funded Debt - New Unit Adjustment
                                        /
                                     EBITDA"

     This ratio shall be computed on a rolling twelve (12) month basis for Borrower and Guarantor.

               "Bank" shall mean Bank of America, N.A., a national banking association with its principal office in Atlanta, Georgia, and its successors and assigns.

               "Borrower" shall mean MS&M, CPI, MSC and MS, and their respective successors and permitted assigns.
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               "Borrower's  Address"  shall mean 5050 North 40th  Street,  Suite
200, Phoenix, Arizona 85018.

               "Business Day" shall mean a day on which the Bank is open for the conduct of banking business at its principal office in Atlanta, Georgia.

               "Collateral" shall mean any Property and any Equipment of Borrower or any part thereof, in which the Bank has, or is to have, a security interest, lien or security title, pursuant hereto or pursuant to any other document, as security for payment of the Obligations, including without limitation the Collateral described in Article 3 hereof.

               "Collateral Location" shall collectively mean the "T.G.I Friday" restaurants located as set forth on Schedule A attached hereto, and any future locations for which the Bank may extend a Loan.

               "Commitment Letter" shall collectively mean, those certain loan commitment letters issued by the Bank in favor of, and accepted by, Borrower with respect to each Loan.

               "Compliance  Certificate"  shall have the meaning  given to it in
Section 7.14(c) hereof.

               "Default Condition" shall mean the occurrence of any event which, after satisfaction of any requirement for the giving of notice or the lapse of time, or both, would become an Event of Default.

               "Distributions and Loan Advances" shall mean and refer to any and all distributions and loan advances made.

               "EBITDA" shall mean and be determined on a consolidated basis for Borrower and Guarantor based upon the following calculation:

               consolidated net income + interest expense + income taxes + depreciation + amortization - capital gains + capital losses

               "EFRI" shall mean and refer to the Effective Fixed Rate Index which is the fixed rate index determined by Bank of America-CRT, Derivative Products Group.

               "Equipment" shall mean all equipment, equipment costs, signage, furniture, fixtures, machinery, goods, franchise fees, liquor license fees, and legal expenses of each Borrower (together with all service contracts, manufacturer's or other warranties and licenses relating thereto) and all accessories and parts now or hereafter affixed thereto, installed therein or held for use in connection therewith, pledged by each Borrower to Bank.

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               "Event of  Default"  shall mean any of the  events or  conditions described in Article 10, provided that any requirement for the giving of notice or the lapse of time, or both, has been satisfied.

               "Executive Office" shall mean 5050 North 40th Street, Suite 200, Phoenix, Arizona 85018.

               "Fixed Charge Coverage Ratio" shall mean and refer to the following consolidated ratio for Borrower and Guarantor:

               net income (after cash taxes paid) +/- non-cash expenses/income + third party rent expense + interest expense
                                        -
               Distributions and/or dividends, and/or loan advances or other advances to third parties
                                       /
               scheduled principal payments of long term debt and capital leases + interest expense + rent expense

               The Fixed Charge Coverage Ratio shall be computed on a rolling twelve (12) month basis for Borrower and Guarantor.

               "Franchisee" shall collectively mean Borrower, Guarantor and any holders or assignees of any of the Franchise Agreements, as the case may be.

               "Franchise  Agreements" shall  collectively  mean, each and every one of the Franchise Agreements with Carlson Restaurants Worldwide, Inc., a wholly-owned subsidiary of Carlson Companies, Inc. and Borrower and/or Guarantor.

               "Funding Agreement" shall mean and refer to that certain Funding Agreement dated of even date herewith by and between Borrower and Bank.

               "Gross Revenues" shall mean and refer to the gross receipts of Borrower derived from food, beverage and other restaurant related sales generated by the T.G.I. Friday restaurants.

               "Guarantor" shall collectively mean MSCII, RA and BC and any other person or entity designated by the parties hereto from time to time and hereinafter particularly set forth by amendment to this Agreement.

               "Guaranty" shall mean any agreement or other writing executed by any Guarantor guaranteeing payment of any of the Obligations.

               "Libor Rate" shall mean the London Interbank Offering Rate and shall be determined by the Holder in its sole discretion at the time of the borrowing as the effective rate (adjusted for reserve requirements, deposit

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insurance and capital  adequacy  requirements and other costs related to funding such borrowing) which the Holder is able in accordance with its normal practices to acquire in the London Interbank market, or comparable Eurodollar market for a period of equal or comparable duration to the interest period, a sum of U.S. Dollars equal to or comparable with the outstanding balance hereunder; provided however, that the rate shall be determined two (2) banking days prior to the first day of any interest period and such determination shall be conclusive and binding upon Maker.

               "Loan" shall collectively refer to the term loans made to Borrower pursuant to the provisions of Section 2 and as more particularly described on Schedule A hereof, and any loans made by the Bank to any Borrower in the future which specifically reference or are intended to be made pursuant to this Agreement.

               "Loan Documents" shall collectively mean this Agreement, the Commitment Letter, the Notes, the Funding Agreement, any financing statements covering portions of the Collateral, security deeds, mortgages or deeds of trust, conveying the Property, any security agreements, financing statements, guarantees, and any and all other documents, instruments, certificates and agreements executed pursuant to Section 2 of this Agreement and any and all other documents, instruments, certificates and agreements executed and/or delivered by any Borrower and Guarantor in connection herewith.

               "New Unit" shall mean and refer to a unit that has been in operation by Borrower for less than twelve (12) months.

               "New Unit Adjustment" shall mean and refer to that adjustment calculated as follows:

    "(1-[Number of full months such New Unit has been in operation / 12]) x total Senior Funded Debt for such New Unit.

               "Notes" shall collectively mean the revolving notes, real estate notes and promissory notes, (or sometimes singly referred to as a "Note"), all as amended or supplemented from time to time, as more particularly described on Schedule A, together with any renewals or extensions thereof, in whole or in part, and any future notes which are intended to be subject to the terms of this Agreement.

               "Obligations" shall mean any and all indebtedness, liabilities and obligations of any Borrower and any Guarantor to the Bank, including without limiting the generality of the foregoing, any indebtedness, liability or obligation of any Borrower to the Bank under any loan made to Borrower by the Bank prior to the date hereof and any and all extensions or renewals thereof in whole or in part; any indebtedness, liability or obligations of any Borrower or any Guarantor to the Bank arising hereunder or as a result hereof, whether evidenced by the Notes, Guarantees or otherwise, and any and all extensions or renewals thereof in whole or in part; and any and all future or additional indebtedness, liabilities or obligations of any Borrower or any Guarantor to the Bank whatsoever and in any event, whether existing as of the date hereof or hereinafter arising.

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               "Prime Rate" shall mean the per annum rate of interest  announced from time to time by the Bank at its office in Atlanta, Georgia as its prime commercial lending rate.

               "Property" shall collectively mean those tracts of real property operated as "T.G.I. Friday" restaurants located as described on Schedule A hereto, and any future locations intended to be subject to this Agreement, and any building or other improvements located or to be constructed thereon.

     1.2 OTHER REFERENTIAL PROVISIONS. All accounting terms not specifically defined or specified herein shall have the meanings generally attributed to such terms under generally accepted accounting principals, as in effect from time to time, consistently applied.

     1.3 USE OF DEFINED TERMS. All terms defined in this Agreement and the Exhibits shall have the same defined meanings when used in any other Loan Documents, unless the context shall require otherwise.

     2. LOANS.

     2.1 TERM LOANS. Under the terms and conditions of, and in reliance upon the representations, warranties and covenants made under, this Agreement, the Bank has made those term loans described on Schedule A hereof, and agrees to make term loans in the future consistent with its applicable Commitment Letter with any Borrower (the "Term Loans").

     2.2 TERM NOTES. Each Term Loan shall be evidenced by a Note dated as of the date of such Loan.

     2.3 MATURITY, INTEREST RATE AND REPAYMENT OF TERM LOANS. The Term Loans shall have maturity dates, repayment terms and interest rates as set forth on the Term Notes.

     2.4 USE OF PROCEEDS. The proceeds of the Term Loans have been used for the purchase of certain real property located as shown on Schedule A (and will be used for such future locations as approved by the Bank), for the construction and permanent financing of buildings and other improvements to be operated as a "T.G.I. Friday" restaurant on such Property, and the purchase of all equipment and signage therein.

     3. SECURITY INTEREST IN COLLATERAL. As security for the payment of the Note and all Obligations whatsoever of any Borrower to the Bank, each Borrower hereby grants to the Bank a continuing, general first lien upon and security interest and title in and to the following (hereafter known as "the Collateral"):

     (a) the Property, as defined above;

     (b) all Equipment, as defined above;

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
     (c) Assignment of any Leases related to the Property;

     (d) Leasehold Deeds of Trust, Mortgages or Security Deeds encumbering the Property.

     Each Borrower agrees to do all things as may be required by Bank to perfect and protect the lien of Bank in such Collateral.

     4. GENERAL REPRESENTATIONS AND WARRANTIES. In order to induce the Bank to enter into this Agreement, each Borrower and Guarantor hereby represents and warrants to Bank as set forth in Sections 4. 1 through 4.11, inclusive:

     4.1 GOOD STANDING. Each Borrower and each Guarantor is a corporation or company duly organized, validly existing and in good standing under the laws of the state of its incorporation or organization, and has the power and authority to, and shall continue to own its property and to carry on its business in each jurisdiction in which it does business. Each Borrower and Guarantor has as its corporate name, as registered with the Secretary of State of its incorporation or organization, the words first inscribed hereinabove as its name, and has not done business under any other name for at least the past seven (7) years, except as expressly disclosed in documentation provided to the Bank.

     4.2 AUTHORITY AND COMPLIANCE. Each Borrower and Guarantor has full power and authority to execute and deliver the Loan Documents and to incur and perform the obligations provided for therein, all of which have been duly authorized by all proper and necessary action of the shareholders, directors, partners, managers and other appropriate governing bodies, as the case may be, of such Borrower. No consent or approval of any public authority or other third party is required as a condition to the validity of any Loan Document, and each Borrower and Guarantor is in compliance with all laws and regulatory requirements to which it is subject. This Agreement constitutes, and the remainder of the Loan Documents, when executed and delivered for value received, constitute, the valid obligations of Borrower, legally binding upon it and enforceable against it in accordance with their respective terms. The undersigned partners and/or officers, as the case may be, of Borrower and Guarantor are duly authorized and empowered to execute, attest and deliver this Agreement and the remainder of the Loan Documents for and on behalf of Borrower and Guarantor, and to bind Borrower and Guarantor accordingly thereby

     4.3 BINDING AGREEMENT. This Agreement and the other Loan Documents executed by Borrower and Guarantor constitute valid and legally binding obligations of Borrower and Guarantor, enforceable in accordance with their terms.

     4.4 LITIGATION. There is no proceeding involving any Borrower or Guarantor pending or, to the knowledge of any Borrower or Guarantor, threatened by or before any court or governmental authority, agency or arbitration authority, except as disclosed to Bank prior to the date of this Agreement.

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
     4.5 NO CONFLICTING AGREEMENTS. There is no charter, bylaw, stock provision, partnership agreement or other document pertaining to the organization or power of authority of any Borrower or Guarantor and no provision of any existing agreement, mortgage, indenture, or contract binding on any Borrower or Guarantor or affecting any Borrower's or Guarantor's property, which would conflict with or in any way prevent the execution, delivery or carrying out of the terms of this Agreement and the other Loan Documents.

     4.6 TAXES. All income and property taxes (real and personal) due and payable by each Borrower and Guarantor have been paid or are being contested in good faith by appropriate proceedings.

     4.7 PLACE OF BUSINESS. The chief executive office of Borrower and Guarantor is 5050 North 40th Street, Suite 200, Phoenix, Arizona 85018.

     4.8 CAPITAL STOCK. All capital stock, debentures, bonds, notes and all other securities of each Borrower and Guarantor presently issued and outstanding are validly and properly issued in accordance with all applicable laws, including, but not limited to, the "blue sky" laws of all applicable states and the federal securities laws.

     4.9 CORPORATE ORGANIZATION. The articles of incorporation and organization of and by-laws and operating agreement of each Borrower and Guarantor are in full force and effect under the laws of the state of its incorporation or organization and all amendments to said articles of incorporation or organization and by-laws have been duly and properly made under and in accordance with all applicable laws.

     4.10 FINANCIAL STATEMENTS. The financial statements of Borrower for such Borrower's most recent fiscal year, copies of which have heretofore been furnished to Bank, are complete and accurately and fairly represent the financial condition of such Borrower, the results of its operations and the transaction in its equity accounts as of the dates and for the period referred to therein, and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the period involved. There are no material liabilities, direct or indirect, fixed or contingent, of any Borrower as of the date of such financial statement which are not reflected therein or in the notes thereto. There has been no material adverse change in the financial conditions or operations of any Borrower since September 25, 2000, and/or since the date of the balance sheet and income statement contained in the financial statements.

     4.11 ENVIRONMENTAL MATTERS. The conduct of each Borrower's and Guarantor's business operations will not violate any federal laws, rules or ordinances for environmental protection, including, but not limited to, the following: Clean Air Act, 42 U.S.C. Subsection 7401 et. seq.; Federal Water Pollution Control Act, 33 U.S.C. Subsection 1251 et. seq.; Solid Waste Disposal Act, 42 U.S.C. Subsection 6901 et. seq.; Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA" or "SUPERFUND"), 42 U.S.C. Subsection 9601 et. seq.; National Environmental Policy Act, 42 U.S.C. Subsection 4321 et. seq.; regulations of the Environmental Protection Agency and any applicable local or state law, rule, regulation, or rule of common law and any judicial

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interpretation  thereof  relating  primarily  to the  environment  or  Hazardous
Materials. No Borrower will use or permit any other party to use any Hazardous Materials at any of Borrower's places of business except such materials as are incidental to Borrower's normal course of business, maintenance and repairs. Each Borrower agrees to permit Bank, its agents, contractors and employees to enter and inspect any of Borrower's places of business at any reasonable times upon three (3) days prior notice for the purpose of conducting an environmental investigation and audit (including taking physical samples) to insure that such Borrower is complying with this covenant. Each Borrower shall provide Bank, its agents, contractors, employees and representatives with access to and copies of any and all data and documents relating to or dealing with any Hazardous
Materials  used,  generated,   manufactured,  stored  or  disposed  of  by  such
Borrower's  business  operations  within five (5) days of the request  therefor.
Hazardous Materials include all materials defined as hazardous wastes or substances under any local, state or federal environmental laws, rules or regulations, and petroleum, petroleum products, oil and asbestos.

     5. REPRESENTATIONS, WARRANTIES AND COVENANTS APPLICABLE TO THE COLLATERAL. With respect to the Collateral, each Borrower hereby represents, warrants and covenants to Bank as set forth in Sections 5.1 through 5.6, inclusive.

     5.1 OWNERSHIP OF ASSETS. Each Borrower has good title to the Collateral and its other assets, and the Collateral is free and clear of liens, except those granted to Bank and as disclosed to Bank prior to the date of this Agreement.

     5.2 ZONING AND PERMITS. The Property is and will continue to be, used and operated in full compliance with applicable building codes, zoning and land-use laws, and other local, state, or federal laws and regulations. No Borrower has knowledge of any condemnation, zoning or any other land-use regulation proceedings, either instituted or planned to be instituted, which would detrimentally affect the use and operation of the Property for its intended purpose. Borrower is and will continue to be lawfully in possession of any and all permits, licenses, and other intangibles necessary to conduct the operations of Borrower.

     5.3 UTILITIES. All water, sewer, gas, electric, telephone and drainage facilities and all other utilities required by law or by the normal use and operation of the Property are installed and connected to the Property under valid permits and are and will continue to be adequate to service the Property and to permit full compliance with all requirements of law and normal usage of the Property.

     5.4 INGRESS AND EGRESS. Each Borrower has obtained all licenses, permits, easements, and rights of way, including proof of dedication, required from all governmental authorities having jurisdiction over the Property or from private parties for the normal use and operation of the Property and to insure vehicular and pedestrian ingress to and egress from the Property.

     5.5 HVAC AND PLUMBING. The plumbing, heating, water heaters, air conditioning units, pipes, stoves, and related equipment, and water and sewage systems are all in good working order and the Property was constructed in

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conformance  with all  applicable  building  codes,  environmental  regulations, zoning ordinances and other restrictions governing the use of the Property.

     5.6 CONTINUATION OF REPRESENTATIONS AND WARRANTIES. The foregoing warranties and representations and those set forth in Section 6 hereof, shall remain true and correct in all respects from the date hereof until the date upon which any and all Obligations have been satisfied in full through payment and/or performance. Borrower and Guarantor will refrain from taking any action which would cause, or threaten to cause, any of such warranties and representations to become incorrect or untrue at any time during such period.

     6. REPRESENTATIONS, WARRANTIES AND COVENANTS APPLICABLE TO THE FRANCHISE AGREEMENT.

     6.1 With respect to each Franchise Agreement, each Franchisee hereby represents, warrants and covenants to Bank that such Franchisee, jointly and severally, will fully and faithfully perform under each Franchise Agreement and agrees that it will not terminate, modify, remove, substitute or amend any Franchise Agreement for any reason whatsoever (except for such modifications or amendments which would not materially affect borrower's ability to repay the
Loan) without the prior written consent of Bank, nor will any Franchise Agreement be assigned without Bank's written consent. Should Franchisee fail to perform any of the terms of the Franchise Agreement, such failure shall at the option of the Bank amount to a breach hereof and an event of default under the Loan Documents.

     6.2 Each Franchisee has entered into Franchise Agreements with respect to each Collateral Location, or will enter into a Franchise Agreement with respect to each of the Collateral Locations to be financed by the Bank.

     7. AFFIRMATIVE COVENANTS. Until full payment and performance of all obligations of any Borrower and any Guarantor under the Loan Documents, each Borrower and Guarantor will, unless Bank consents otherwise in writing (and without listing any requirement of any other Loan Document), comply with the covenants set forth in Section 7.1 through 7.14, inclusive.

     7.1. RECORDS RESPECTING COLLATERAL. All records of each Borrower with respect to the Collateral will be kept at its Executive Office and will not be removed from such address without the prior written consent of Bank.

     7.2 RIGHT TO INSPECT. Bank (or any person or persons designated by it) shall, in its sole discretion, have the right to call at any place of business of any Borrower at any reasonable time, and, without hindrance or delay, inspect, audit, check and make extracts from such Borrower's books, records, journals, orders, receipts and any correspondence and other data relating to the Collateral, to such Borrower's business, or to any other transactions between the parties hereto.

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     7.3 ANNUAL  FINANCIAL  STATEMENTS OF BORROWER.  Borrower  shall, as soon as practicable, and in any event within 120 days after the end of each fiscal year, furnish to Bank its (i) annual audited financial statements, prepared without material qualification by independent certified public accountants selected by Borrower and acceptable to Bank, and prepared in accordance with generally accepted accounting principles and practices applied on a basis consistently maintained throughout the period involved on a consolidating and a consolidated basis, if applicable, together with Compliance Certificates completed and executed by a duly authorized representative of Borrower; and (ii) annual budget. Borrower shall cause said accountants to furnish Bank with a statement that in making their examination of such financial statements, they obtained no knowledge of any Event of Default or Default Condition which pertains to matters relating to this Agreement or any of the Notes, or, in lieu thereof, state in the audit the nature of any such Event of Default or Default Condition disclosed by their examination.

     7.4 PERIODIC FINANCIAL STATEMENTS OF BORROWER. Borrower shall, as soon as practicable, and in any event within 45 days after the end of each fiscal quarter of Borrower furnish to Bank unaudited financial statements of Borrower, including balance sheet and income statement, for the month just ended, and for the fiscal year to date, certified as to truth and accuracy by a duly authorized officer of Borrower, together with Compliance Certificates completed and executed by a duly authorized representative of Borrower. Borrower shall cause said officer(s) to furnish Bank with a statement that in making its examination of such financial statements, it obtained no knowledge of any Event of Default or Default Condition which pertains to matters relating to this Agreement or any of the Notes, or, in lieu thereof, a statement specifying the nature and period of existence of any such Event of Default or Default Condition disclosed by its examination.

     7.5 PATENTS, TRADEMARKS, FRANCHISES, ETC. Each Borrower covenants that it owns or has the right to use all of the patents, trademarks, service marks, trade names, copyrights, franchise and licenses, and rights with respect thereto, necessary for the conduct of its businesses as now conducted, without any known conflict with the rights of others.

     7.6 INSURANCE. Each Borrower shall maintain insurance with a responsible insurance company on the Collateral in such amounts and against such risks as is customarily maintained by similar businesses operating in the same vicinity, specifically to include a policy of fire and extended insurance covering all Collateral, business interruption insurance and liability insurance, all to be with an insurance company and in such amount as is satisfactory to the Bank. The insurance policy shall contain a mortgagee clause naming Bank as the mortgagee and loss payee. Satisfactory evidence of such insurance will be supplied to Bank prior to funding under the Loan terms.

     7.7 EXISTENCE AND COMPLIANCE. Each Borrower and Guarantor shall preserve and maintain its corporate existence, rights, franchises, and privileges in the jurisdiction of its incorporation, and qualify and remain qualified as a foreign corporation in each jurisdiction in which such qualification is necessary or desirable in view of its business and operations or the ownership of its properties.

     7.8 MANAGEMENT AND OWNERSHIP. Bart A. Brown, Jr., William G. Shrader, and Lawrence K. White shall remain active in, and control of, the day-to-day operation and management of Borrower during the term of the Loan. There shall be no material change in the management and/or ownership of Borrower or of Guarantor.

     7.9 CHANGE IN BUSINESS. No Borrower or Guarantor shall engage in any businesses other than the businesses presently conducted by it on the date of this Agreement and businesses of the same type or directly related thereto.

     7.10 CHANGE OF PRINCIPAL PLACE OF BUSINESS. Each Borrower and Guarantor hereby understands and agrees that if, at any time hereafter, such Borrower or Guarantor elects to move its Executive Office, or if such Borrower or Guarantor elects to change its name, identity or its structure to other than a corporate structure, such Borrower or Guarantor shall notify Bank in writing at least 30 days prior hereto.

     7.11 ADVERSE CONDITIONS OR EVENTS. Each Borrower and Guarantor shall advise Bank in writing of (i) any condition, event or act which comes to its attention that would or might materially adversely affect such Borrower's or Guarantor's financial condition or operations, the Collateral, or Bank's rights under the Loan Documents; (ii) any litigation filed by or against such Borrower; (iii) any event that has occurred that would constitute an event of default under any Loan Documents; and (iv) any uninsured or partially uninsured loss through fire, theft, liability, or property damage. Borrower and Guarantor covenant that as of the date hereof, no Event of Default (as hereinafter defined), and no condition which, with the passage of time, could ripen into an Event of Default, exists.

     7.12  MAINTENANCE.  Each Borrower and Guarantor  shall  maintain all of its
tangible   property  in  good  condition  and  repair  and  make  all  necessary replacements thereof.

     7.13 NOTIFICATION OF ENVIRONMENTAL CLAIMS. Each Borrower and Guarantor shall immediately advise Bank in writing of (i) any and all enforcement, cleanup, remedial, removal, or other governmental or regulatory actions instituted, completed or threatened pursuant to any applicable federal, state, or local laws, ordinances or regulations relating to any Hazardous Materials affecting such Borrower's or Guarantor's business operations; and (ii) all claims made or threatened by any third party against such Borrower or Guarantor relating to damages, contribution, cost recovery compensation, loss or injury resulting from any Hazardous Materials. Each Borrower and Guarantor shall immediately notify Bank of any remedial action taken by such Borrower or Guarantor with respect to such Borrower's or Guarantor's business operations.

     7.14 RATIO OF ADJUSTED SENIOR FUNDED DEBT TO EBITDA; FIXED CHARGE COVERAGE RATIO.

          (a) Adjusted Senior Funded Debt to EBITDA. Borrower and Guarantor shall maintain a consolidated Adjusted Senior Funded Debt to EBITDA ratio which is equal to or less than 4.00 to 1 at all times during the term of the Loan, which term shall end upon (i) the earlier of the maturity date of the Loan, or earlier acceleration, and (ii) the satisfaction of all obligations under the Loan Documents.

          (b) Fixed Charge Coverage Ratio. Borrower shall maintain a Fixed Charge Coverage Ratio of not less than 1.35 at all times during the term of the Loan, which term shall end upon (i) the earlier of the maturity date of the Loan, or earlier acceleration, and (ii) the satisfaction of all obligations under the Loan Documents.

          (c) Compliance Certificate. Contemporaneously with Borrower's delivery to Bank of the periodic and annual financial statements required pursuant to this Agreement, Borrower shall deliver to Bank a certificate executed and delivered by duly authorized representatives of Borrower, evidencing Borrower's compliance with the terms of this Section 7.14 hereof, and a reaffirmation by Borrower of its compliance with all of the covenants, negative covenants, representations and warranties set forth elsewhere in this Loan Agreement in the form attached hereto as Exhibit "A" and Exhibit "B", and by this reference made a part hereof.

     8. NEGATIVE COVENANTS. Until full payment and performance of all obligations of any Borrower and any Guarantor under the Loan Documents, each Borrower and each Guarantor covenants to Bank that from and after the date hereof and so long as any amount remains unpaid on account of any of the Obligations, it will not, without the prior written consent of Bank, which will not be unreasonably withheld or delayed, do any of the things or acts set forth in Sections 8.1 through 8.9, inclusive.

     8.1 DIVIDENDS AND REDEMPTIONS. No Borrower or Guarantor will declare or pay any dividend or Distribution (other than a dividend payable solely in capital stock of such Borrower or Guarantor) on any share of any class of its capital stock, or apply any of its property or assets to the purchase, redemption, or other retirement of, or set apart any sum for the payment of any dividends on, or for the purchase, redemption or other retirement of, or make any other distribution by reduction of capital or otherwise in respect of any share of any class of capital stock of such Borrower which would materially adversely affect such Borrower's or Guarantor's covenants hereunder or such Borrower's ability to repay the Loan or Guarantor's ability to pay the liabilities under any Guaranty.

     8.2 LIMITATIONS ON INDEBTEDNESS. No Borrower or Guarantor will create, incur, assume or suffer to exist, any indebtedness or obligation which would materially adversely affect such Borrower's or Guarantor's covenants hereunder or such Borrower's ability to repay the Loan or Guarantor's ability to pay the liabilities under any Guaranty.

     8.3 LIMITATIONS ON CONTINGENT OBLIGATIONS. No Borrower or Guarantor will become a surety or assume, guarantee, endorse or otherwise in any way be or become responsible or liable for the obligations of any person, firm or other entity whether by agreement to purchase or repurchase obligations, or by agreement to supply funds for the purpose of paying, or enabling such entity to pay, any obligations (whether through purchasing stock, making a loan, advance or capital contribution or by means of agreeing to maintain or cause such entity to maintain, a minimum working capital or net worth of any such entity, or otherwise), which would materially adversely affect such Borrower's or Guarantor's covenants hereunder or such Borrower's ability to repay the Loan or Guarantor's ability to pay the liabilities under any Guaranty.

     8.4 LIMITATIONS ON INVESTMENTS, LOANS AND ADVANCES. No Borrower or Guarantor shall make or suffer to exist any advances or loans to, or investments (by way of transfers of property, contributions to capital, acquisitions of stock, or securities or evidences of indebtedness, acquisitions of businesses or acquisitions of assets other than in the ordinary course of business, or otherwise) in any person, firm, corporation or other business entity, which would adversely affect such Borrower's or Guarantor's covenants hereunder or such Borrower's ability to repay the Loan, or Guarantor's ability to pay the liabilities under any Guaranty.

     8.5 MERGER. No Borrower or Guarantor will dissolve or otherwise terminate its corporate status or enter into any merger, reorganization or consolidation or make any substantial change in the basic type of business conducted by such Borrower as of the date hereof.

     8.6 LIENS. No Borrower or Guarantor shall grant, suffer or permit any contractual or noncontractual lien on or security interest (in aggregate amounts not to exceed $100,000), in the Collateral, except in favor of Bank, or fail to promptly pay when due all lawful claims, whether for labor, materials or otherwise.

     8.7 TRANSFER OF ASSETS. No Borrower or Guarantor shall enter into any merger or consolidation, or sell, lease, assign or otherwise dispose of or transfer significant assets, except in the normal course of its business, and except as expressly permitted in this Agreement.

     8.8 LIMITATION ON SOURCE OF GROSS REVENUES. At no time during the term of the Loan, shall that portion of Borrower's Gross Revenues not derived from the operation of "T.G.I Friday" restaurants exceed twenty percent (20%) of Borrower's Gross Revenues.

     8.9 LIMITATION ON TRANSACTIONS WITH RELATED PARTIES. No Borrower or Guarantor shall enter into or consummate a transaction with any persons, parties or entities which are "affiliated" with, or "related to" Borrower or Guarantor if such transaction which would adversely affect such Borrower's or Guarantor's covenants hereunder or such Borrower's ability to repay the Loan, or Guarantor's ability to pay the liabilities under any Guaranty. For purposes of this Section 8.8, the term "affiliated" and "related" each shall mean and refer to: (a) any corporation in which Borrower, Guarantor, or any partner, shareholder, director, officer, member, or manager of Borrower or Guarantor directly or indirectly owns or controls more than ten percent (10%) of the beneficial interest, (b) any partnership, joint venture or limited liability company in which Borrower, Guarantor, or any partner, shareholder, director, officer, member, or manager of Borrower or Guarantor is a partner, joint venturer or member, (c) any trust in which Borrower, Guarantor, or any partner, shareholder, director, officer, member or manager of Borrower or Guarantor is a trustee or beneficiary, (d) any entity of any type which is directly or indirectly owned or controlled by Borrower, Guarantor or any partner, shareholder, director, officer, member or manager of Borrower or Guarantor, or (e) any partner, shareholder, director, officer, member, manager or employee of Borrower or Guarantor, (f) any Person related by birth, adoption or marriage to any partner, shareholder, director, officer, member, manager, or employee of Borrower or Guarantor.

     9. PERFORMANCE BASED PRICING. Interest shall accrue and be payable on the Loans subject to, and in accordance with, Borrower's and Guarantor's consolidated satisfaction of the following ratios of Adjusted Senior Funded Debt to EBITDA:

ADJUSTED SENIOR FUNDED DEBT TO EBITDA                  EFRI OR LIBOR RATE MARGIN
-------------------------------------                  -------------------------
        4.00 >= x > 3.50                                         2.75%
        3.50 >= x > 3.00                                         2.50%
        3.00 >= x > 2.50                                         2.25%
        2.50 >= x > 2.00                                         2.00%
           x <= 2.00                                             1.75%

     10. EVENTS OF DEFAULT. The occurrence of any events or conditions described in Sections 10.1 through 10.7 shall constitute an Event of Default hereunder, provided that any requirement for the giving of notice or the lapse of time, or both, has been satisfied.

     10.1 NOTES. Any Borrower shall fail to make any payments of principal of or interest on any of the Notes, when due.

     10.2 OBLIGATIONS. Any Borrower or Guarantor shall fail to make any payments of principal or interest on any of its Obligations (other than the Notes) to Bank, when due.

     10.3 MISREPRESENTATIONS. Any Borrower or any Guarantor shall make any representations or warranties in any of the Loan Documents or in any Guaranty or in any certificate or statement furnished at any time hereunder or in connection with any of the Loan Documents or any Guaranty which proves to have been untrue or misleading in any material respect when made or furnished.

     10.4 COVENANTS. Any Borrower or any Guarantor shall default in the observance or performance of any covenant or agreement contained in any of the Loan Documents or any Guaranty.

     10.5 OTHER DEBTS. Any Borrower or Guarantor shall default in connection with any agreement for borrowed money or other credit with any creditor other than Bank which entitles said creditor to accelerate the maturity thereof.

     10.6 INABILITY TO PAY DEBTS. Any Borrower or any Guarantor, or any general partner or joint venturer of any Borrower or any Guarantor (i) makes an assignment for the benefit of creditors; (ii) admits in writing its inability to pay, or fails to pay, its debts generally as they become due; (iii) files a petition for relief under any chapter of the Bankruptcy Code or any other bankruptcy or debtor relief laws, domestic or foreign, as now or hereinafter in effect, or seeking the appointment of a trustee, receiver, custodian, liquidator or similar official for it or any Collateral or any of its other property; or any such action is commenced against it and it admits, acquiesces in or does not contest diligently the material allegations thereof, or the action results in entry of an order for relief against it, or it does not obtain permanent dismissal and discharge thereof before the earlier of trial thereon or 60 days after commencement of the action; or (iv) makes a transfer or incurs an obligation which is fraudulent under any applicable law as to any creditor.

     10.7  CHANGE  IN  STATUS  OF  BORROWER  OR  GUARANTOR.   The   liquidation,
termination,   dissolution,   or  failure  to  maintain  good  standing  in  any
jurisdiction of any Borrower or any corporate Guarantor.

     If any one or more of the preceding defaults shall occur, all or any part of the outstanding principal plus accrued unpaid interest of the Loan and any other Obligations of Borrower, or any Guarantor, to Bank, shall at the option of Bank become due and payable immediately without notice to Borrower, or to any Guarantor, which is hereby expressly waived by each of Borrower, and any Guarantor, and Bank shall have no further obligation (if any) to make advances under any of the Loan Documents.

     The defaults provided in this Agreement are cumulative and do not limit any provision for a default or event of default in any other Loan Document.

     11. REMEDIES UPON DEFAULT. Upon the occurrence of any Default Condition or Event of Default, Bank's obligation to disburse any undisbursed portion of any of the Term Loans shall immediately cease. Upon the occurrence or existence of any Event of Default, or at any time thereafter, without prejudice to the rights of Bank to enforce its claims against any Borrower or any Guarantor for damages for failure by any Borrower or Guarantor to fulfill any of its obligations hereunder, subject only to prior receipt by Bank of payment in full of all Obligations then outstanding in a form acceptable to Bank, Bank shall have all of the rights and remedies described in Sections 11.1 through 11.2, inclusive, and it may exercise any one, more, or all of such remedies, in its sole discretion, without thereby waiving any of the others.

     11.1 ACCELERATION OF THE OBLIGATIONS. Bank, at its option, may declare all of the Obligations to be immediately due and payable, whereupon the same shall become immediately due and payable without presentment, demand, protest, notice of non-payment or any other notice required by law relative thereto, all of which are hereby expressly waived by each Borrower, anything contained herein to the contrary notwithstanding and, in connection therewith, if Bank so elects, by further written notice to such Borrower, Bank may increase the rate of interest charged on any Note then outstanding for so long thereafter as Bank further shall elect.

     11.2 FORECLOSURE. Bank shall have all rights, powers and remedies available under each of the Loan Documents, or afforded by law, including without limitation the right to resort to any or all of the Collateral and to exercise any or all of the rights of a secured party pursuant to applicable law. All rights, powers, and remedies of Bank in connection with each of the Loan Documents may be exercised at any time by the Bank and from time to time after the occurrence of an Event of Default, are cumulative and not exclusive, and shall be in addition to any other rights, powers or remedies provided by law or equity.

     12. COLLATERALIZATION.

     12.1  CROSS-DEFAULT  PROVISION.  In  addition  to the  events  set forth in
Section 10 of this Agreement, it shall constitute an "Event of Default" under this Agreement should any event occur under any instrument, deed, security agreement, assignment or other agreement given or made by Borrower or any Guarantor to or with Bank, which would constitute an event of default under such instrument, deed, assignment or agreement or otherwise authorize the acceleration of any debt owed by Borrower or any Guarantor to Bank.

     12.2 SECURED INDEBTEDNESS. Borrower, and any Guarantor, hereby acknowledge and agree that the indebtedness evidenced by the Notes (the "Secured
Indebtedness") shall include, in addition to the Notes and the other indebtedness described herein, all other indebtedness, liabilities and obligations now owing or which may hereafter be owing by Borrower or any Guarantor to Bank, however, incurred, including, but without limiting the generality of the foregoing, (a) the Note, together with any and all extensions, amendments, modifications, consolidations and renewals thereof in whole or in part, (b) any indebtedness, liability or obligation of Borrower or any Guarantor, to Bank under any loan or other financial arrangement made by Bank or any Guarantor on or prior to the date hereof and any and all extensions, amendments, modifications, consolidations and renewals thereof in whole or in part, (c) any indebtedness, liability or obligation of Borrower or any Guarantor to Bank under any later or future advances made by Bank to Borrower or any Guarantor, and any and all extensions, amendments, modifications, consolidations, renewals thereof in whole or in party, (d) any and all future or additional indebtedness, liabilities or obligations of Borrower or any Guarantor to Bank whatsoever, however arising, whether existing as of the date hereof, or hereafter arising, whether arising as a loan, lease, line of credit, letter of credit, or other type of financing, and whether direct, indirect, absolute, or contingent, as maker, endorser, guarantor, surety or otherwise, whether individually or jointly with any other third party or parties, and whether evidenced by, arising out of or relating to, a promissory note, bill of exchange, check, draft, bond, letter of credit, guaranty agreement or otherwise, and any and all renewals, modifications, amendments, consolidations and extensions thereof in whole or in part; and (e) all obligations incurred by Borrower and Guarantor under any agreement between Borrower and/or Guarantor and Bank or any affiliate of Bank now existing or hereafter entered into, which provides for an interest rate, currency, equity, credit or commodity swap, cap, floor or collar, spot or forward foreign exchange transaction, cross currency rate swap, currency option, any combination of, or option with respect to, any of the foregoing or any similar transactions, for the purpose of hedging Borrower and/or Guarantor's exposure to fluctuations in interest rates, exchange rates, currency, stock, portfolio or loan valuations or commodity prices (including any such or similar agreement or transaction entered into by Bank or any affiliate thereof in connection with any other agreement or transaction between Borrower and/or Guarantor and Bank or any affiliate thereof).

     12.3 CROSS-COLLATERALIZATION PROVISION. By the execution and delivery of this Agreement, Borrower acknowledges and agrees that the Secured Indebtedness hereunder shall also be secured by any and all security agreements now or hereafter executed by Borrower or any Guarantor in favor of Bank.

     12.4 PARTIAL RELEASE OF COLLATERAL. Bank will release such portions of the Collateral (either Equipment or Property or both, and the descriptions of such items used in the applicable Loan Documents will be appropriately modified) as such Borrower may request (the "Released Collateral") upon the satisfaction of all of following terms and conditions:

          (a) There exists no Default Condition or Event of Default and such release of Collateral would not cause an Event of Default;

          (b) Following the release of the Released Collateral, the Loan-to-Value Ratio (as hereinafter defined) shall not be greater than (i) .80 to 1.0 on all Property remaining as Collateral, and (ii) .65 to 1.0 on the business value of the remaining Collateral as determined by the Bank;

          (c) Each Borrower shall deliver such certifications, affirmations or other documents or agreements as the Bank may reasonably request in connection with such release; and

          (d) Each Borrower shall pay all costs and expenses in connection with such release, including but not limited to, Bank's reasonable attorneys fees.

     Borrower and Guarantor hereby acknowledge and agree that Bank hereby reserves the right to require one of the following to occur, in Bank's sole discretion: (i) that Borrower pay to Bank all proceeds received by Borrower from the transfer, sale or other conveyance of such Released Collateral and Bank shall apply the same to outstanding sums due under the Loan; or (ii) that Borrower pledge additional collateral to the Bank in substitution of the Released Collateral provided such replacement collateral is acceptable to the
Bank in its sole discretion based primarily upon the Bank's standard underwriting criteria, satisfaction of the due diligence requirements of the Bank, and so long as the replacement collateral is otherwise acceptable to the Bank.

     For the purposes hereof, "Loan-to-Value Ratio" means the ratio of (i) all Obligations of each Borrower to Bank, to (ii) the value of all Collateral securing the Obligations, as determined by the Bank using the "Income Approach to Value as to the Collateral Location" and the "Overall Collateral Position With Respect to such Borrower", as such methods and formulas are customarily applied by the Bank in its credit review process.

     13. MISCELLANEOUS.

     13.1 CUMULATIVE RIGHTS AND NO WAIVER. Each and every right granted to Bank under any Loan Document, or allowed it by law or equity, shall be cumulative of each other and may be exercised in addition to any and all other rights of Bank; and no delay in exercising any right shall operate as a waiver thereof, nor shall any single or partial exercise by Bank of any right preclude any other or future exercise thereof or the exercise of any other right. Each Borrower and Guarantor expressly waives any presentment, demand, protest or other notice of any kind, including but not limited to notice of intent to accelerate and notice of acceleration. No notice to or demand on any Borrower or Guarantor in any case shall, of itself, entitle such Borrower or such Guarantor to any other or future notice or demand in similar or other circumstances.

     13.2 APPLICABLE LAW. This Agreement and the other Loan Documents, and the rights and obligations of the parties hereunder and thereunder, shall be governed by and interpreted in accordance with the laws of the State of Georgia and applicable United States federal law.

     13.3 DOCUMENTS. All documents, certificates, and other items required under this Agreement to be executed and/or delivered to Bank shall be in form and content satisfactory to Bank and its counsel.

     13.4 SURVIVAL. All representations, warranties and covenants made herein shall survive the execution and delivery of all of the Loan Documents. The terms and provisions of this Agreement shall continue in full force and effect, notwithstanding the payment of one or more of the Notes, until all of the Obligations have been paid in full and Bank has terminated this Agreement in writing.

     13.5 NO ASSIGNMENT BY BORROWER. No assignment hereof shall be made by any Borrower or any Guarantor without the prior written consent of Bank.

     13.6 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which when fully executed shall be an original, and all of said counterparts taken together shall be deemed to constitute one and the same agreement.

     13.7 COSTS, EXPENSES AND ATTORNEY'S FEES. Each Borrower and each Guarantor shall pay to Bank immediately upon demand the full amount of all costs and expenses, including reasonable attorney's fees (to include outside counsel fees and all allocated costs of Bank's in-house counsel) incurred by Bank in connection with (a) negotiation and preparation of this Agreement, all Loan Documents, and Bank's continued administration hereof; and (b) the enforcement of Bank's rights and/or the collection or any amounts which become due the Bank under any of the Loan Documents; and (c) the prosecution or defense of any action in any way related to any of the Loan Documents, including without limitation any action for declaratory relief.

     13.8 PARTIAL INVALIDITY. A determination that any provision of any Loan Document is unenforceable or invalid shall not affect the enforceability or validity of any other provision, and the determination that the application of any provision of any Loan Document to any person or circumstances is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances.

     13.9 NOTICES. All notices, requests and demands to or upon the respective parties hereto shall be deemed to have been given or made when personally delivered or deposited in the U.S. Mail, registered or certified mail, postage prepaid, addressed as follows or to such other address as may be designated hereafter in writing by the respective parties hereto:

     Borrower:
     ---------
     Main Street and Main, Incorporated
     Main St. California, Inc.
     Cornerstone Productions, Inc.
     Main St. Midwest, Inc.
     5050 North 40th Street
     Suite 200
     Phoenix, AZ 85018

     Guarantor:
     ----------
     Main Street California II, Inc.
     Redfish America, LLC
     Bamboo Club, Inc.
     5050 North 40th Street
     Suite 200
     Phoenix, AZ 85018

     Bank:
     -----
     Bank of America, N.A.
     Franchise Financial Services
     19 Bank of America Plaza
     600 Peachtree Street
     Atlanta, Georgia  30308-2213

except in cases where it is expressly provided herein or by applicable law that such notice, demand or request is not effective until received by the party to whom it is addressed.

     13.10 AMENDMENT. No modification, consent, amendment or waiver of any provision of this Agreement, nor consent to any departure by any Borrower or Guarantor therefrom, shall be effective unless the same shall be in writing and signed by an officer of Bank, and then shall be effective only in the specified instance and for the purpose for which given. This Agreement is binding upon each Borrower and any Guarantor, such Borrower's and Guarantor's successors and assigns, and inures to the benefit of Bank, its successors and assigns; however, no assignment or transfer of any Borrower's or any Guarantor's rights or obligations hereunder shall be made or be effective without Bank's prior written consent nor shall it relieve such Borrower or any Guarantor of any obligations hereunder. There is no third party beneficiary of this Agreement.

     13.11 COMPLIANCE WITH USURY LAWS. All existing and future agreements regarding the Loan(s) are hereby limited so that in no event (including prepayment, default, demand for payment, or acceleration) shall the interest taken, reserved, contracted for, charged or received exceed the maximum nonusurious amount permitted by applicable law (the "Maximum Amount"); any document possibly to the contrary shall be automatically reformed and the interest payable automatically reduced to the Maximum Amount, without necessity of execution of any amendment or new document; if Bank ever receives interest in an amount which apart from this provision would exceed the Maximum Amount, the excess shall, without penalty, be applied to principal in inverse order of maturity of installments or be refunded to the payor if the principal is paid in full; and all interest paid or agreed to be paid shall be spread throughout the full term (including extensions) of the debt so that the amount of interest does not exceed the Maximum Amount.

     13.12 INDEMNIFICATION. Each Borrower and each Guarantor shall indemnify, defend and hold Bank and its successors and assigns harmless from and against any and all claims, demands, suits, losses, damages, assessments, fines, penalties, costs or other expenses (including attorneys' fees and court costs) arising from or in any way related to actual or threatened damage to the environment, agency costs of investigation, personal injury or death, or property damage, due to a release or alleged release of Hazardous Materials, arising from such Borrower's or any Guarantor's business operations or in the surface or ground water arising from such Borrower's business operations, or gaseous emissions arising from such Borrower's or any Guarantor's business operations or any other condition existing or arising from such Borrower's or any Guarantor's business operations resulting from the use or existence of Hazardous Materials, whether such claim proves to be true or false. Each Borrower and each Guarantor further agrees that its respective indemnity obligations shall include, but are not limited to, liability for damages resulting from the personal injury or death of an employee of such Borrower or Guarantor, regardless of whether such Borrower or Guarantor has paid the employee under the workers' compensation laws of any state or other similar federal or state legislation for the protection of employees. The term "property damage" as used in this paragraph includes, but is not limited to, damage to any real or personal property of any Borrower, any Guarantor, the Bank, and of any third parties. Each Borrower's and Guarantor's obligations under this paragraph shall survive the repayment of the Loan and any deed in lieu of foreclosure or foreclosure of any Deed to Secure Debt, Deed of Trust, or Mortgage securing the Loan.

     13.13 INTERPRETATION. No provision of this Agreement shall be construed against or interpreted to the disadvantage of any party hereto by a court or other governmental or judicial authority by reason of such party having or being deemed to have structured or dictated such provision. Notwithstanding any provision in this Agreement or in any of the Loan Documents to the contrary, in the event of any conflict between the terms of this Loan Agreement and the terms of any of the Loan Documents, the terms of this Agreement shall be controlling.

     13.14 NO ORAL AGREEMENT. This written agreement and the other Loan Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the Parties. There are no unwritten oral agreements between the parties.

     13.15 ARBITRATION. (a) This paragraph concerns the resolution of any controversies or claims between the Borrower and the Bank, whether arising in contract, tort or by statute, including but not limited to controversies or claims that arise out of or relate to: (i) this Agreement (including any renewals, extensions or modifications); or (ii) any document related to this Agreement; (collectively a "Claim").

          (b) At the request of the Borrower or the Bank, any Claim shall be resolved by binding arbitration in accordance with the Federal Arbitration Act (Title 9, U. S. Code) (the "Act"). The Act will apply even though this Agreement provides that it is governed by the law of a specified state.

          (c) Arbitration proceedings will be determined in accordance with the Act, the rules and procedures for the arbitration of financial services disputes of J.A.M.S./Endispute or any successor thereof ("J.A.M.S."), and the terms of this paragraph. In the event of any inconsistency, the terms of this paragraph shall control.

          (d) The arbitration shall be administered by J.A.M.S. and conducted in any U. S. state where real or tangible personal property collateral for this credit is located or if there is no such collateral, in Georgia. All Claims shall be determined by one arbitrator; however, if Claims exceed $5,000,000, upon the request of any party, the Claims shall be decided by three arbitrators. All arbitration hearings shall commence within 90 days of the demand for arbitration and close within 90 days of commencement and the award of the arbitrator(s) shall be issued within 30 days of the close of the hearing. However, the arbitrator(s), upon a showing of good cause, may extend the commencement of the hearing for up to an additional 60 days. The arbitrator(s) shall provide a concise written statement of reasons for the award. The arbitration award may be submitted to any court having jurisdiction to be confirmed and enforced.

          (e) The arbitrator(s) will have the authority to decide whether any Claim is barred by the statute of limitations and, if so, to dismiss the arbitration on that basis. For purposes of the application of the statute of limitations, the service on J.A.M.S. under applicable J.A.M.S. rules of a notice of Claim is the equivalent of the filing of a lawsuit. Any dispute concerning this arbitration provision or whether a Claim is arbitrable shall be determined by the arbitrator(s). The arbitrator(s) shall have the power to award legal fees pursuant to the terms of this Agreement.

          (f) This paragraph does not limit the right of the Borrower or the Bank to: (i) exercise self-help remedies, such as but not limited to, setoff; (ii) initiate judicial or nonjudicial foreclosure against any real or personal property collateral; (iii) exercise any judicial or power of sale rights, or (iv) act in a court of law to obtain an interim remedy, such as but not limited to, injunctive relief, writ of possession or appointment of a receiver, or additional or supplementary remedies.

     IN WITNESS WHEREOF, each Borrower, Bank and each Guarantor have caused this Agreement to be duly executed under seal as of the date first above written.

                                   "BORROWER"

                                   MAIN STREET AND MAIN, INCORPORATED
                                   a Delaware corporation


                                   By: /s/ Bart A. Brown Jr.
                                       --------------------------------
                                       Name:  Bart A. Brown Jr.
                                       Title: President

                                       [CORPORATE SEAL]


                                   CORNERSTONE PRODUCTIONS, INC.


                                   By: /s/ Bart A. Brown Jr.
                                       --------------------------------
                                       Name:  Bart A. Brown Jr.
                                       Title: President

                                       [CORPORATE SEAL]


                                   MAIN ST. CALIFORNIA, INC.

                                   By: /s/ Bart A. Brown Jr.
                                       --------------------------------
                                       Name:  Bart A. Brown Jr.
                                       Title: President

                                       [CORPORATE SEAL]


                                   MAIN ST. MIDWEST, INC.

                                   By: /s/ Bart A. Brown Jr.
                                       --------------------------------
                                       Name:  Bart A. Brown Jr.
                                       Title: President

                                       [CORPORATE SEAL]

                                   "GUARANTOR"

                                   MAIN ST. CALIFORNIA II, INC.

                                   By: /s/ Bart A. Brown Jr.
                                       --------------------------------
                                       Name:  Bart A. Brown Jr.
                                       Title: President

                                       [CORPORATE SEAL]


                                   REDFISH AMERICA, LLC

                                   By: /s/ Bart A. Brown Jr.
                                       --------------------------------
                                       Name:  Bart A. Brown Jr.
                                       Title: President

                                       [COMPANY SEAL]


                                   BAMBOO CLUB, INC.

                                   By: /s/ Bart A. Brown Jr.
                                       --------------------------------
                                       Name:  Bart A. Brown Jr.
                                       Title: President

                                       [CORPORATE SEAL]

                                   "BANK"

                                   BANK OF AMERICA, N.A.

                                   By: /s/ Bobby Oliver
                                       --------------------------------
                                       Bobby Oliver

                                       [BANK SEAL]

                                   SCHEDULE A

                                                   COLLATERAL
BORROWER                          NOTE AMOUNT      LOCATION     COLLATERAL
--------                          -----------      --------     ----------

Main Street & Main Incorporated   $15,000,000.00
Cornerstone Productions, Inc.
Main St. California, Inc.
Main St. Midwest, Inc.

                                   EXHIBIT A

                         ANNUAL COMMPLIANCE CERTIFICATE

     This Compliance Certificate is delivered by Main Street and Main, Incorporated., Main St. California, Inc., Main St. Midwest, Inc., and Cornerstone Productions, Inc. (collectively, the "Borrower") to Bank of America, N.A. as required under the loan agreement. Unless otherwise defined, terms used herein have the meanings provided in the Loan Agreement.

     The undersigned, _____________, being the duly elected, qualified and acting officers, owners, managers, partners, principals or employees of the Borrower ("Qualified Officer"), on behalf of the Borrower and solely in their capacity as a Qualified Officer, hereby certifies and warrants that:

     1. They are a Qualified Officer of the Borrower and that, as such, they is authorized to execute this certificate on behalf of the Borrower.

     2. For the period ending ________________, 200_:

          (a) The Borrower was not in default of any of the provisions of the Loan Agreement during the period as to which this Compliance Certificate relates, specifically including the Affirmative Covenants set forth in Section 7 and the Negative Covenants set forth in Section 8;

          (b) The ADJUSTED TOTAL FUNDED DEBT TO EBITDA RATIO was _____________ to 1.0 as computed on Schedule 1 hereto;

          (c) The FIXED CHARGE COVERAGE RATIO was _____________ to 1.0 as computed on Schedule 1 hereto

     IN WITNESS WHEREOF, the undersigned has executed and delivered this certificate, this ______ day of ______________, 20____.

                      By: Main Street and Main Incorporated
                          Main St. California, Inc.
                          Main St. Midwest, Inc.
                          Cornerstone Productions, Inc.

                   Schedule 1 to Annual Compliance Certificate


FIXED CHARGE COVERAGE RATIO
Net Income (after cash taxes paid)
+/- Non-cash Expense/Income
+ Third Party Rent Expense
- Distributions and/or Dividends
   and/or Loan Advances or Other Advances
   to third parties

= CASH FLOW AVAILABLE FOR FIXED CHARGES

Scheduled Principal Payments of Long Term Debt
And Capital Leases + Interest Expense
+ Rent Expense

= FIXED CHARGES

FIXED CHARGE COVERAGE RATIO
The Fixed Charge Coverage Ratio shall be computed on a rolling twelve (12) month basis for Borrower and Guarantor.

ADJUSTED SENIOR FUNDED DEBT TO EBITDA

Senior Funded Debt
- New Unit Adjustment

= ADJUSTED SENIOR FUNDED DEBT

Net Income
+ Income Tax Expense
+ Depreciation & Amortization
+/- Other Non-cash Expense/Income
- Capital Gains + Capital Losses

= EBITDA

ADJUSTED SENIOR FUNDED DEBT TO EBITDA

This ratio shall be computed on a rolling twelve (12) month basis for Borrower and Guarantor.

                                   EXHIBIT B

                         INTERIM COMPLIANCE CERTIFICATE

This Compliance Certificate is delivered by Main Street and Main Incorporated, Main St. California, Inc., Main St. Midwest, Inc. and Cornerstone Productions, Inc. (collectively, the "Borrower) to Bank of America, N.A., as required under the loan agreement. Unless otherwise defined, terms used herein have the meanings provided in the Loan Agreement.

The undersigned, _________________, being the duly elected, qualified and acting officers, owners, managers, partners, principals or employees of the Borrower ("Qualified Officer"), on behalf of the Borrower and solely in their capacity as a Qualified Officer, hereby certifies and warrants that: .

     1. They are a Qualified Officer of the Borrower and that, as such, they is authorized to execute this certificate on behalf of the Borrower.

     2. For the period ending _____________, 200__:

          (a) The Borrower was not in default of any of the provisions of the Loan Agreement during the period as to which this Compliance Certificate relates, specifically including the Affirmative Covenants set forth in Section 7 and the Negative Covenants set forth in Section 8;

          (b) The ADJUSTED TOTAL FUNDED DEBT TO EBITDA RATIO was _____ to 1.0 as computed on Schedule I hereto;

          (c) The Fixed  Charge  Coverage  Ratio was _____ to 1.0 as computed on
Schedule 1 hereto

     IN WITNESS WHEREOF, the undersigned has executed and delivered this certificate, this ____ day of_________________. 20___.


                       By ______________________________
                          ______________________________
                          ______________________________
                          ______________________________

                  Schedule 1 to Interim Compliance Certificate


FIXED CHARGE COVERAGE RATIO
Net Income (after cash taxes paid)
+/- Non-cash Expense/Income
+ Third Party Rent Expense
- Distributions and/or Dividends
   and/or Loan Advances or Other Advances
   to third parties

= CASH FLOW AVAILABLE FOR FIXED CHARGES

Scheduled Principal Payments of Long Term Debt
And Capital Leases + Interest Expense
+ Rent Expense

= FIXED CHARGES

FIXED CHARGE COVERAGE RATIO
The Fixed Charge Coverage Ratio shall be computed on a rolling twelve (12) month basis for Borrower and Guarantor.

ADJUSTED SENIOR FUNDED DEBT TO EBITDA

Senior Funded Debt
- New Unit Adjustment

= ADJUSTED SENIOR FUNDED DEBT

Net Income
+ Income Tax Expense
+ Depreciation & Amortization
+/- Other Non-cash Expense/Income
- Capital Gains + Capital Losses

= EBITDA

ADJUSTED SENIOR FUNDED DEBT TO EBITDA

This ratio shall be computed on a rolling twelve (12) month basis for Borrower and Guarantor.